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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 21, 2002 relating to the consolidated financial statements and financial statement schedule of S1 Corporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which appears in S1 Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
April 30, 2002